QORVO, INC.
2012 STOCK INCENTIVE PLAN
Stock Option Agreement
(Senior Officers)

THIS AGREEMENT, including any special terms and conditions for the participant’s country set forth in the appendix attached hereto (the “Appendix”) (together with Schedule A, attached hereto, the “Agreement”), is made effective as of the date specified as the “Grant Date” on Schedule A hereto (the “Grant Date”) between QORVO, INC., a Delaware corporation (the “Company”), and ________________, an Employee of, or individual in service to, the Company or an Affiliate (the “Participant”).

RECITALS:

In furtherance of the purposes of the Qorvo, Inc. 2012 Stock Incentive Plan (As Assumed by Qorvo, Inc. and Amended and Restated Effective January 1, 2015) (Formerly, the RF Micro Devices, Inc. 2012 Stock Incentive Plan), as it may be amended (the “Plan”), the Company and the Participant hereby agree as follows:

1.    Incorporation of Plan. The rights and duties of the Company and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in this Agreement and those of the Plan, the provisions of the Plan shall govern, unless the Administrator determines otherwise. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

2.    Grant of Option; Term of Option. The Company hereby grants to the Participant pursuant to the Plan the right and option (the “Option”) to purchase all or any part of such aggregate number of shares (the “Shares”) of common stock of the Company (the “Common Stock”) at a purchase price (the “Option Price”) as specified on Schedule A, attached hereto, and subject to such other terms and conditions as may be stated herein or in the Plan or on Schedule A. The Participant expressly acknowledges that the terms of Schedule A shall be incorporated herein by reference and shall constitute part of this Agreement. The Company and the Participant further acknowledge that the Company's signature on the signature page hereof, and the Participant's signature on the Grant Letter contained in Schedule A, shall constitute their acceptance of all of the terms of this Agreement. The Option (or any portion thereof) shall be designated as an Incentive Option or Nonqualified Option, as stated on Schedule A. To the extent that the Option or any portion thereof is designated as an Incentive Option and such Option does not qualify as an Incentive Option, the Option or portion thereof shall be treated as a Nonqualified Option. The term of the Option (the “Option Period”) shall be specified in Schedule A and, except as otherwise provided in the Plan or this Agreement, the Option will expire if not exercised in full by the end of the Option Period.

3.    Stockholder Rights. The Participant or his or her legal representatives, legatees or distributees shall not be deemed to be the holder of any Shares subject to the Option and shall not have any dividend rights, voting rights or other rights as a stockholder unless and until (and then only to the extent that) certificates for such Shares have been issued and delivered to him, her or them (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall have been provided).

4.    Exercise of Option. Subject to the terms of the Plan and this Agreement, the Option shall become exercisable on the date or dates set forth on Schedule A attached hereto. To the extent that the Option is exercisable but is not exercised, the Option shall accumulate and be exercisable by the Participant in whole

Updated February 2016

or in part at any time during the Option Period, subject to the terms of the Plan and this Agreement. The Participant expressly acknowledges that the Option may vest and be exercisable only upon such terms and conditions as are provided in this Agreement and the Plan. Upon the exercise of the Option in whole or in part, payment of the Option Price in accordance with the provisions of the Plan and this Agreement, and satisfaction of such other conditions as may be established by the Administrator or this Agreement, the Company shall as soon thereafter as practicable deliver to the Participant a certificate or certificates for the Shares purchased. Except where prohibited by the Administrator or Applicable Law (and subject to such terms and conditions as may be established by the Administrator), payment of the Option Price may be made: (a) in cash or cash equivalent; (b) if the Participant is resident in the U.S., by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator; (c) if the Participant is resident in the U.S., by Shares withheld upon exercise; (d) by delivery of written notice of exercise to the Company and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the Option Price; or (e) by a combination of the foregoing methods. Shares delivered or withheld in payment of the Option Price shall be valued at their Fair Market Value on the date of exercise. The total number of Shares that may be acquired upon exercise of the Option shall be rounded down to the nearest whole Share.

5.    Effect of Termination of Employment. Except as may be otherwise provided in Schedule A, the Option shall not be exercised unless the Participant is, at the time of the exercise, an Employee and has been an Employee continuously since the date the Option was granted, subject to the following:

(a)    The Option shall not be affected by any change in the terms, conditions or status of the Participant's employment, provided that the Participant continues to be an Employee.

(b)    The employment relationship of the Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety (90) days, or, if longer, as long as the Participant's right to reemployment is guaranteed either by statute or by contract. The employment relationship of the Participant shall also be treated as continuing intact while the Participant is not in active service because of a Disability.

(c)    If the employment of the Participant is terminated because of death, the following shall apply: (i) the Option shall automatically fully vest effective as of the date of the Participant's death, (ii) the Option must be exercised, if at all, prior to the close of the Option Period (after which time the Option shall terminate) and (iii) the Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of descent and distribution.

(d)    If the employment of the Participant terminates for Cause, his or her Option (regardless of whether vested or unvested) shall lapse and no longer be exercisable as of his or her Termination Date.

(e)    If the employment of the Participant is terminated for any reason other than death or for Cause, the provisions of Section 2(b) of Schedule A shall apply.

(f)    Subject to Section 5(b) above (and except as otherwise required under Code Section 409A and/or Code Section 422), for purposes of the Option, the Termination Date occurs on the date the Participant is no longer actively providing service to the Company or any Affiliate and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of his or her employment or service agreement, if any); and the Administrator shall

Updated February 2016

have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Option (including whether the Participant may still be considered to be providing services while on a leave of absence).

6.    No Right of Continued Employment; Forfeiture of Option. Nothing contained in this Agreement or the Plan shall confer upon the Participant any right to continue in the employment or service of the Company or an Affiliate or interfere with the right of the Company or an Affiliate to terminate the Participant's employment or service at any time. Except as otherwise expressly provided in the Plan and this Agreement (including but not limited to Schedule A), all rights of the Participant under the Plan with respect to the unexercised portion of his or her Option shall terminate as of the Participant's Termination Date. The grant of the Option is voluntary and occasional and does not create any obligation to grant further awards or benefits in lieu of such awards, even if options have been granted in the past.

7.    Nontransferability of Option. To the extent that this Option is designated as an Incentive Option, the Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of descent and distribution, or, in the Administrator's discretion, as may otherwise be permitted in accordance with U.S. Treas. Reg. Section 1.421-1(b)(2) or Treas. Reg. Section 1.421-2(c) or any successor provisions thereto. To the extent that this Option is designated as a Nonqualified Option, the Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of descent and distribution, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the Plan and Applicable Law including the registration provisions of the Securities Act. Except as may be permitted by the preceding, the Option shall be exercisable during the Participant's lifetime only by the Participant or his or her guardian or legal representative.

8.    Withholding; Tax Consequences.

(a)Regardless of any action the Company and/or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax‑related items arising out of the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and may exceed the amount actually withheld by the Company and/or the Employer. If the Participant has become subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to the relevant taxable or tax withholding event, as applicable, the Participant shall pay or make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion and subject to any Code Section 409A considerations, to satisfy their withholding obligations with respect to Tax-Related Items by one or a combination of the following: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company or the Employer; or (ii) withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); or (iii) withholding in Shares to be issued at exercise of the Option.
(c)Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable

Updated February 2016

withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the exercised Options, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan. If withholding is performed from proceeds from the sale of Shares acquired at exercise of the Option, the Company may withhold or account for Tax-Related Items by considering maximum applicable rates, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Shares equivalent.
(d)The Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means described in this section. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
(e)The Participant acknowledges that the Company and/or the Employer have made no warranties or representations to the Participant with respect to the Tax-Related Items (including but not limited to income tax consequences) with respect to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant further acknowledges that there may be adverse tax consequences upon the grant, vesting or exercise of the Option and/or the acquisition or disposition of the Shares subject to the Option and the receipt of any dividends, and that he or she has been advised that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.
9.    Nature of Grant. In accepting the Option, the Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    all decisions with respect to future equity-based awards to the Participant, if any, will be at the sole discretion of the Company;
(c)    the Participant’s participation in the Plan is voluntary;
(d)    the Option and any Shares acquired under the Plan, and the value and income of same, are not intended to replace any pension rights or compensation;
(e)    unless otherwise agreed with the Company, the Option and any Shares acquired under the Plan, and the value and income of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of any Affiliate;
(f)    the Option and any Shares acquired under the Plan, and the value and income of same, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

Updated February 2016

(g)    the future value of the Shares underlying the Option is unknown and cannot be predicted;
(h)    if the underlying Shares do not increase in value, the Option will have no value;
(i)    if the Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Option Price;
(j)    unless otherwise provided in the Plan, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock;
(k)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the Participant’s termination of employment or service (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of his or her employment or service agreement, if any); and
(l)    if the Participant is employed or providing services outside of the U.S.:
(i)    the Option and any Shares acquired under the Plan, and the value and income of same, are not part of normal or expected compensation or salary for any purpose, and in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company or any other Affiliate; and
(ii)    neither the Company, the Employer nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. dollar that may affect the value of the Option or of any amounts due to the Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.
10.    Data Privacy.    The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and any Affiliate for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company and the Employer may hold certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company or any Affiliate, details of all Options or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Participant understands that Data will be transferred to Fidelity Stock Plan Services, LLC (“Fidelity”) or to any other third party assisting in the implementation, administration and management of the Plan. The Participant understands that the recipients of Data may be located in his or her country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country. The Participant understands that, if he or she resides outside the U.S., the Participant may

Updated February 2016

request a list with the names and addresses of any potential recipients of Data by contacting his or her local human resources representative. The Participant authorizes the Company, Fidelity and any other recipients of Data which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares purchased upon exercise of the Option. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that, if he or she resides outside the U.S., the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the consent, his or her employment status or service and career with the Employer will not be affected solely by such actions of the Participant; the only consequence of refusing or withdrawing the consent is that the Company would not be able to grant the Option or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the consent may affect his or her ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
11.    Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan, including but not limited to the sole authority to determine whether and to what degree the Option has vested and is exercisable. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding.

12.    Superseding Agreement; Successors and Assigns. This Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Option, any other equity-based awards or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. Except as may be otherwise provided in the Plan, this Agreement does not supersede or amend any existing Change in Control Agreement, Inventions, Confidentiality and Nonsolicitation Agreement, Noncompetition Agreement, Severance Agreement, Employment Agreement or any other similar agreement between the Participant and the Company or an Affiliate, including, but not limited to, any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.

13.    Governing Law and Venue. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Option grant or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of North Carolina and agree that such litigation shall be conducted only in the courts of Guilford County, North Carolina, or the federal courts of the United States for the Middle District of North Carolina, and no other courts, such jurisdiction being where this grant is made and/or to be performed.

Updated February 2016

14.    Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Option or future Options that may be granted under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
15.    Language. If the Participant has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
16.    Insider-Trading/Market-Abuse Laws. The Participant acknowledges that the Participant may be subject to insider-trading restrictions and/or market-abuse laws, which may affect his or her ability to purchase or sell Shares acquired under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by Applicable Law). Any restrictions under Applicable Law are separate from and in addition to any restrictions that may be imposed under any applicable Company insider-trading policy. The Participant is responsible for complying with any applicable restrictions, so the Participant is advised to speak to his or her personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in his or her country.
17.    Appendix. The Option shall be subject to any special terms and conditions for the Participant’s country set forth in the Appendix, if any. If the Participant relocates to one of the countries included in the Appendix during the life of the Option, the special terms and conditions for such country shall apply to him or her to the extent the Company determines that the application of such provisions is necessary or advisable for the legal or administrative reasons. The Appendix constitutes part of this Agreement.
18.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Option and the Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19.    Amendment; Waiver. Subject to the terms of the Plan and this Agreement, this Agreement may be modified or amended only by the written agreement of the parties. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend this Agreement (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but not limited to U.S. federal securities laws and Code Section 409A). The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

20.    Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three (3) business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic submission, if and to the extent permitted by the Administrator. Notices shall be directed, if to the Participant, at the Participant's address indicated by the Company's records, or if to the Company, at the Company's principal office located in Greensboro, NC, attention Corporate Treasurer, Qorvo, Inc.

Updated February 2016

21.    Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

22.    Restrictions on Option and Shares. The Company may impose such restrictions on the Option and any Shares or other benefits underlying the Option as it may deem advisable, including without limitation restrictions under the U.S. federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such Option or Shares. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Company shall not be obligated to issue, deliver or transfer Shares, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with all Applicable Law (including but not limited to the requirements of the Securities Act). The Company may cause a restrictive legend to be placed on any certificate for Shares issued pursuant to the Option in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

23.    Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

24.    Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to receiving this Option, the Participant agrees that he or she shall abide by all provisions of any equity retention policy, compensation recovery policy, stock ownership guidelines and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to the Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply at any time to the Participant under Applicable Law.

25.    Notice of Disposition. To the extent that the Option is designated as an Incentive Option, if any Shares are disposed of within two (2) years following the date of grant or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

26.    Foreign Asset/Account Reporting Requirements. The Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold the Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the Shares acquired under the Plan) in a brokerage or bank account outside his or her country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to his or her country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is his or her responsibility to be compliant with such regulations, and the Participant should speak to his or her personal advisor on this matter.

[Signature Page to Follow]

Updated February 2016

IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Company and by the Participant effective as of the Grant Date stated herein.

QORVO, INC.

By: ______________________________________
Robert A. Bruggeworth
President and Chief Executive Officer

Attest:

__________________________________
Jeffrey C. Howland
Secretary

[Signature Page of Participant to Follow on Schedule A/Grant Letter]

Updated February 2016

Qorvo, Inc.
2012 Stock Incentive Plan
Stock Option Agreement
(Senior Officers)

Schedule A/Grant Letter

1.    Grant Terms. Pursuant to the terms and conditions of the Company's 2012 Stock Incentive Plan, as it may be amended (the “Plan”), and the Stock Option Agreement (Senior Officers) attached hereto, including any special terms and conditions for your country in the Appendix attached thereto (together, the “Agreement”), you (the “Participant”) have been granted a Nonqualified Option (the “Option”) to purchase the number of shares of Common Stock (the “Shares”) as outlined below. Unless otherwise defined herein, capitalized terms in this Schedule A shall have the same definitions as set forth in the Agreement and the Plan.

Participant:	________________________
Grant Date:	________________________
Number of Shares Subject to Option:	________________________
Option Price per Share:	________________________
Expiration Date:	________________________
Option Period:	Begins on Grant Date and continues through Expiration Date.

2.    Vesting of Option. [Modify vesting schedule as appropriate.]

(a)    General:

(i)    The Option shall be deemed vested with respect to twenty-five percent (25%) of the Shares subject to the Option on the first anniversary of the Grant Date, subject to the continued employment of the Participant with the Company or an Affiliate through such vesting date;.

(ii)    The Option shall be deemed vested with respect to an additional twenty-five percent (25%) (for a total of fifty percent (50%)) of the Shares subject to the Option on the second anniversary of the Grant Date, subject to the continued employment of the Participant with the Company or an Affiliate through such vesting date;

(iii)    The Option shall be deemed vested with respect to an additional twenty-five percent (25%) (for a total of seventy-five percent (75%)) of the Shares subject to the Option on the third anniversary of the Grant Date, subject to the continued employment of the Participant with the Company or an Affiliate through such vesting date; and

(iv)    The Option shall be deemed vested with respect to an additional twenty-five percent (25%) (for a total of one hundred percent (100%)) of the Shares subject to the Option on the fourth anniversary of the Grant Date, subject to the continued employment of the Participant with the Company or an Affiliate through such vesting date.

Updated February 2016

(b)    Special Post-Termination Vesting and Exercise Terms: Notwithstanding the vesting provisions of Section 2(a) of Schedule A and Section 5 of the Agreement, in the event of the Participant's termination of employment or service for any reason (including termination due to Disability) other than death or for Cause, the following terms shall apply with respect to the Option, provided that the Participant resides in and is employed by the Company or an Affiliate based in the United States:

(i)    If the Participant (A) has executed, within the Statutory Notice Period, a Release and, if so determined by the Company, a Severance Agreement, (B) does not revoke the Release prior to the end of the seven-day statutory revocation period, and (C) satisfies the Post-Employment Condition, then the Option shall continue to vest according to the vesting schedule stated in Section 2(a) above as if the Participant had remained an employee of, or service provider to, the Company or an Affiliate and shall remain exercisable for the remainder of the Option Period.

(ii)    If the Participant fails to execute such Release and, if applicable, Severance Agreement, within the Statutory Notice Period, or revokes the Release prior to the end of the seven-day statutory revocation period, or violates the Post-Employment Condition, the Option (and any remaining right to underlying Shares) shall be deemed forfeited in its entirety as of the Termination Date.

(iii)    If the Administrator determines in the exercise of its discretion that the Participant has committed a breach or violation of the Release, the Severance Agreement, the ICN Agreement or the Post-Employment Condition at any time on or prior to the end of the Post-Termination Period (without regard to when the Administrator first discovers or has notice of any such breach or violation), then, in addition to any other remedies available to the Company at law or in equity as a result of such breach or violation, (A) the Option (and any remaining right to underlying Shares) shall immediately be forfeited in its entirety; (B) any Shares subject to the Option that were acquired upon exercise following the Participant’s Termination Date shall immediately be forfeited and returned to the Company without the payment by the Company of any consideration for such Shares (including repayment of any amount paid by the Participant with respect to taxes related to the grant or exercise of the Option), other than repayment of the original purchase price for the Shares, and the Participant shall cease to have any interest in or right to such Shares and shall cease to be recognized as the legal owner of such Shares; and (C) any Gain realized by the Participant with respect to any Shares issued following the Participant’s Termination Date shall immediately be paid by the Participant to the Company. The Administrator shall have discretion to determine the basis for termination, whether any breach of the Release, the Severance Agreement, the ICN Agreement or the Post-Employment Condition has occurred and to otherwise interpret this Section 2.

(iv)    If, during the Post-Termination Period, the Participant dies, to the extent that the Option is not fully vested as of the date of the Participant’s death, the Option shall automatically fully vest effective as of the date of the Participant’s death and shall be exercisable as provided in Section 5(c) of the Agreement.

(v)    The Option, to the extent it is designated as an Incentive Option, shall cease to qualify as such in the event it is not exercised within three months following the Participant's termination of employment (or one year in the event of termination of employment due to Disability).

(c)    Defined Terms: In addition to other terms defined herein or in the Agreement, the following terms shall have the meanings given below:

Updated February 2016

(i)“Gain” means the Fair Market Value of the Company’s Common Stock on the date of sale or other disposition, multiplied by the number of Shares sold or disposed of, less the aggregate purchase price paid for the Shares.
(ii)    “ICN Agreement” means any Inventions, Confidentiality and Nonsolicitation Agreement (without regard to the formal title of such agreement) previously entered into between the Company and the Participant.
(iii)    “Post-Employment Condition” means the Participant may not provide services (whether as an employee, consultant or advisor) to any for-profit entity other than the Company or its Affiliates during the Post-Termination Period without the approval of the Administrator, which may be exercised in its sole discretion.
(iv)    “Post-Termination Period” means the period commencing on the Participant’s Termination Date and ending on the date that the last installment of the Option vests under this Agreement.
(v)    “Release” means an irrevocable (except to the extent required by law to be revocable) general release of claims, in form acceptable to the Company and containing such terms as may be specified by the Company in the exercise of its discretion (which discretion may include, but shall not be limited to, requiring a broad release of claims in favor of the Company).
(vi)    “Severance Agreement” means a severance or other similar agreement, in form acceptable to the Company and containing such terms as may be specified by the Company in the exercise of its discretion (which discretion may include, but shall not be limited to, requiring restrictive covenants in favor of the Company).
(vii)    “Statutory Notice Period” means twenty-one (21) days (or such other applicable statutory notice and/or consideration period) from the date a Release has been presented to the Participant by the Company.

Updated February 2016

By my signature below, I, the Participant, hereby acknowledge receipt of this Grant Letter and the Agreement, including any special terms and conditions for my country in the Appendix attached thereto. I understand that the Grant Letter and its provisions are incorporated by reference into the Agreement and constitute a part of the Agreement. By my signature below, I further agree to be bound by the terms of the Plan and the Agreement, including but not limited to the terms of the Grant Letter. The Company reserves the right to treat the Option and the Agreement as cancelled, void and of no effect if the Participant fails to return a signed copy of the Grant Letter within thirty (30) days of receipt.

Signature:__________________________________________________	Date: _____________

Note: If there are any discrepancies in the name shown above, please make the appropriate corrections on this form and return to Treasury Department, Qorvo, Inc., 7628 Thorndike Road, Greensboro, NC 27409-9421. Please retain a copy of the Agreement, including this Grant Letter, for your files.

A-4
Updated February 2016